 Exhibit 99.1

Yuma Energy, Inc.

NEWS RELEASE

 Yuma Energy, Inc. Confirms No Material Change

HOUSTON, TX – (PR Newswire – April 25, 2019) – Yuma Energy, Inc. (NYSE American: YUMA) (“Yuma” or the “Company) announces that management is unaware of any material change in the Company’s operations that would account for the recent increase in market activity.

On April 22, 2019, Sam L. Banks resigned from his position as a member of the Board of Directors of the Company.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company’s activities have focused on inland and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock is listed on the NYSE American under the trading symbol “YUMA.”

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The Company’s annual report on Form 10-K for the year ended December 31, 2018, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Anthony (“Tony”) Schnur
Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000